Form of Letter of Transmittal

ORMAT FUNDING CORP.
LETTER OF TRANSMITTAL

for

Tender of All Outstanding
8 ¼% Senior Secured Notes Due 2020
in Exchange for
8 ¼% Senior Secured Exchange Notes Due 2020
that Have Been Registered Under the
Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
[                         , 2005], UNLESS EXTENDED (THE "EXPIRATION DATE") TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Deliver to the Exchange Agent:
Union Bank of California, N.A.

By Mail:

120 South San Pedro Street
4th Floor
Los Angeles, California 90012
Attn: Corporate Trust Operations

By Registered or Certified Mail or Overnight Courier:

120 South San Pedro Street
4th Floor
Los Angeles, California 90012
Attn: Corporate Trust Operations

By Facsimile Transmission:

(for Eligible Institutions Only)
(213) 972-5695

Confirm by Telephone:

(213) 972-5669

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The undersigned hereby acknowledges receipt and review of the prospectus dated [                      , 2005] of Ormat Funding Corp, a Delaware corporation ("Ormat Funding"), and this Letter of Transmittal, which together describe the offer of Ormat Funding (the "exchange offer") to exchange Ormat Funding's 8 ¼% Senior Secured Notes Due 2020 (the "private notes") for a like principal amount of Ormat Funding's issued and outstanding

8 ¼% Senior Secured Exchange Notes Due 2020 (the "exchange notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which the prospectus is a part. Certain terms used but not defined herein have the respective meanings given to them in the prospectus.

Ormat Funding reserves the right, at any time or from time to time, to extend the exchange offer at its discretion, in which event the term "expiration date" shall mean the latest date to which the exchange offer is extended. Ormat Funding shall give notice of any extension by giving oral, confirmed in writing, or written notice to the exchange agent and by making a public announcement by press release prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The term "business day" shall mean any day that is not a Saturday, Sunday or day on which banks are authorized by law to close in the State of New York.

This Letter of Transmittal is to be used by a holder of private notes if original private notes, if available, are to be forwarded herewith or an agent's message (as defined in the prospectus) is to be used if delivery of private notes is to be made by book-entry transfer to the account maintained by the exchange agent at The Depository Trust Company (the "book-entry transfer facility") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer Procedures for Tendering Private Notes." Holders of private notes whose private notes are not immediately available, or who are unable to deliver their private notes and all other documents required by this Letter of Transmittal to the exchange agent on or prior to the expiration date, or who are unable to complete the procedure for book-entry transfer on a timely basis, must tender their private notes according to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer Procedures for Tendering Private Notes — Guaranteed Delivery." See Instruction 2. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

The term "holder" with respect to the exchange offer means any person in whose name private notes are registered on the books of Ormat Funding or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the exchange offer. Holders who wish to tender their private notes must complete this Letter of Transmittal in its entirety.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

List below the private notes to which this Letter of Transmittal relates. If the space below is inadequate, list the registered numbers and principal amounts on a separate signed schedule and affix the list to this Letter of Transmittal.

DESCRIPTION OF PRIVATE NOTES TENDERED
Name(s) and address(es) of registered holder(s) exactly as name(s) appear(s) on private notes. (Please fill in, if blank).	Private Note(s) Tendered
Principal Represented Tendered**	Principal Amount	Registered Numbers(s)*	Aggregate Amount by Note(s)

* Need not be completed by book entry holders
** Unless otherwise indicated, any tendering holder of private notes will be deemed to have tendered the entire aggregate principal amount represented by such private notes. All tenders will be accepted only in minimum denominations equal to $1,000 or integral multiples of $1,000 in excess thereof.

CHECK HERE IF TENDERED PRIVATE NOTES ARE ENCLOSED HEREWITH.

CHECK HERE IF TENDERED PRIVATE NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name of Tendering Institution: __________________________________________________________
Account Number: ____________________________________________________________________
Transaction Code Number: ____________________________________________________________

CHECK HERE IF TENDERED PRIVATE NOTES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (FOR USE BY ELIGIBLE INSTITUTIONS ONLY):

Name(s) of registered holder(s) of private notes: ____________________________________________
Date of execution of Notice of Guaranteed Delivery: ________________________________________
Window ticket number (if available): ____________________________________________________
Name of eligible institution that guaranteed delivery:__________________________________________
Account number (if delivered by book-entry transfer): ________________________________________

CHECK HERE IF YOU ARE BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO:

Name: ____________________________________________________________________________
Address: __________________________________________________________________________